                                                                    EXHIBIT 21.1


                     NEWCASTLE INVESTMENT CORP. SUBSIDIARIES


I.    CORPORATE SUBSIDIARIES                             STATE/COUNTRY OF
                                                         INCORPORATION/FORMATION
1.    Fortress Realty Holdings, Inc.                     Ontario
2.    Commercial Asset Holdings LLC                      Delaware
3.    3020361 Nova Scotia Company                        Nova Scotia
4.    Fortress (Canada) Investment Company               Nova Scotia
5.    Fortress CBO Investments I Corp.                   Delaware
6.    Fortress CBO Holdings I Inc.                       Delaware
7.    Fortress CBO Holdings II Inc.                      Delaware
8.    Fortress CBO Investments I, Ltd.                   Cayman Islands
9.    Fortress CBO Investments II, Ltd.                  Cayman Islands
10.   Impac Commercial Holdings, Inc.                    Maryland
11.   Impac Commercial Assets Corp.                      California
12.   Impac Commercial Capital Corp.                     California
13.   Fortress Asset Trust                               Delaware
14.   Fortress Residential LLC                           Delaware
15.   Fortress Residential REO LLC                       Delaware
16.   Fortress IOFP, LLC                                 Delaware
17.   Fortress Depositor SPE, Inc.                       Delaware
18.   Fortress Depositor LLC                             Delaware
19.   Canadian Century Finance Company Inc.              Ontario
20.   LIV Holdings LLC                                   Delaware
21.   Monterrey Belgium S.A.                             Belgium
22.   Monterrey B.V.                                     Netherlands
23.   Karl S.A.                                          Belgium
24.   Steinhage B.V.                                     Netherlands
25.   Beta Invest S.A.                                   Belgium
26.   Alpha Invest S.A.                                  Belgium
27.   Seminole A.S.                                      Belgium
28.   Melodicum S.A.                                     Belgium
29.   Polytrophus S.A.                                   Belgium
30.   Centrum Invest S.A.                                Belgium
31.   Trealen S.A.                                       Belgium
32.   FIFPI GP Inc.                                      Delaware
33.   Fortress Houston GP Corp.                          Delaware
34.   FIC Houston LLC                                    Delaware
35.   GMZ Funding LLC                                    Delaware

II.   SUBSIDIARY PARTNERSHIPS                            STATE/COUNTRY OF
                                                         INCORPORATION/FORMATION
1.    Fortress Partners, LP                              Delaware
2.    Fortress TA, LLC                                   Delaware
3.    Fortress TA 1, LLC                                 Delaware
4.    FP Holding Company LLC                             Delaware
5.    Fortress IOFP 2, LLC                               Delaware
6.    Fortress Fund MM LLC                               Delaware
7.    Fortress PSERS Investments LP                      Delaware
8.    Fortress Investment Fund LLC                       Delaware
9.    Fortress GSA Houston Properties, LP                Delaware
10.   Fortress GSA Properties Holdings LLC               Delaware
11.   Fortress GSA Missouri LLC                          Delaware
12.   Fortress GSA Houston, LP                           Delaware
13.   Fortress GSA Securities LLC                        Delaware
14.   Fortress GSA Properties LLC                        Delaware
15.   Fortress GSA Huntsville LLC                        Delaware
16.   Fortress GSA Norfolk LLC                           Delaware
17.   Fortress GSA Providence LLC                        Delaware
18.   Fortress GSA Aurora LLC                            Delaware
19.   Fortress GSA Parfet LLC                            Delaware
20.   Fortress GSA E Street LLC                          Delaware
21.   Fortress GSA Suffolk LLC                           Delaware
22.   Fortress GSA Kansas City LLC                       Delaware
23.   Fortress GSA San Diego LLC                         Delaware
24.   Fortress GSA Sacramento LLC                        Delaware
25.   Fortress GSA Concord LLC                           Delaware
26.   Fortress GSA Callowhill LLC                        Delaware
27.   Fortress GSA Burlington LLC                        Delaware
28.   FIC GSA Mezzanine Borrower LLC                     Delaware


III.  REIT SUBSIDIARIES

1.    Fortress GSA Properties SPE, Inc.                  Delaware
2.    Fortress GSA Securities SPE, Inc.                  Delaware


IV.   REGULATED INVESTMENT COMPANY

1.    Fortress Registered Investment Trust               Delaware

V.    TAXABLE C CORPORATION SUBSIDIARIES                 STATE/COUNTRY OF
                                                         INCORPORATION/FORMATION
1.    FIC Management, Inc.                               Delaware
2.    Austin Holdings Corporation                        Delaware
3.    Fortress Fund MM Inc.                              Delaware
4.    Univest International LLC                          Delaware
5.    Fortress Residential Holdings LLC                  Delaware
6.    Ascend Residential Holdings, Inc.                  Delaware
7.    Fortress IOFP Holdings, LLC                        Delaware
8.    Fortress TA Holdings, LLC                          Delaware
9.    Univest International (Japan) LLC                  Delaware
10.   Fortress Residential Holdings REO LLC              Delaware
11.   Ascend Residential Mortgage, Inc.                  Delaware
12.   Ascend Residential Properties, Inc.                Delaware
13.   Fortress Fund MM LLC                               Delaware
14.   Fortress Investment Fund LLC                       Delaware
15.   FIC BM LLC                                         Delaware
16.   Ascend Cal LP                                      Delaware